UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

GULFSTREAM INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33884	20-3973956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Griffin Road, 4th Floor, Ft. Lauderdale, Florida 33312 Telephone No.: (954) 985-1500
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY  INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2010, Gulfstream International Group, Inc. (the “Company”) consummated the first closing under a Unit Purchase Agreement (the “Purchase Agreement”) with seven accredited investors (the “Investors”) pursuant to which the Company sold to the Investors units of its securities (the “Units”) consisting of (i) one share (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”); and (ii) warrants to purchase three-quarters of a share of Common Stock (the “Warrants”), at a per Unit purchase price of $1.40 for aggregate gross proceeds of $327,300 (the “Offering”). Upon completion of the first closing of the Offering, the Company sold to the Investors an aggregate of 233,786 Shares and Warrants to purchase an aggregate of 175,339 shares of Common Stock.

The Warrants expire on July 29, 2013 and are exercisable into shares of Common Stock beginning on July 29, 2010 at an exercise price equal to $3.00 per share, subject to adjustment as set forth in the Warrants.

On January 29, 2010, the Company and the Investors entered into a Registration Rights Agreement under which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the Shares and the shares of Common Stock issuable upon exercise of the Warrants for resale by the Investors on or prior to April 1, 2010, but in no event later than April 15, 2010 if the Company files with the SEC an extension to file its Annual Report on Form 10-K for the year ended December 31, 2009 (the “Filing Date”).  In addition, the Company agreed to use its best efforts to cause the SEC to declare the Registration Statement effective by the earlier of (i) 150 days following the Filing Date; and (ii) 180 days following the Filing Date if the SEC conducts a full review of the Registration Statement.

In connection with the first closing of the Offering, the Company paid/issued the placement agent (i) cash commissions in the amount of 9% of the total purchase price received by the Company in the first closing; (ii) a non-accountable expense allowance equal to 2% of the total purchase price received by the Company in the first closing; and (iii) Warrants to purchase 18,703 shares of Common Stock, which represents 8% of the aggregate amount of Shares sold as part of the Units in the first closing.

The foregoing is a summary of certain material terms and conditions of the Purchase Agreement, the Warrants, and the Registration Rights Agreement, and not a complete discussion of such agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

ITEM 3.02 UNREGISTERD SALES OF EQUITY SECURITIES.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.  The Company’s issuance of the Shares and Warrants were made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

    Not applicable.

(b) Pro forma financial information.

    Not applicable.

 (c) Shell company transactions.

    Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Unit Purchase Agreement.

10.2	Form of Warrant.

10.3	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: February 2, 2010	By:	/s/ Robert M. Brown
Robert M. Brown
Chief Financial Officer